                                                                   EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        SENIOR NOTES DUE OCTOBER 27, 2007
                                       OF
                 INTERAMERICAS COMMUNICATIONS CORPORATION, INC.

     This form or one substantially equivalent hereto must b e used to accept the Exchange Offer of InterAmericas Communications Corporation, Inc., a Texas corporation (the "Company"), made pursuant to the Prospectus, dated ________, 1997 (the "Prospectus"), if certificates for the outstanding 14% Senior Notes due October 27, 2007 of the Company (the "Existing Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach State Street Bank and Trust Company (the "Exchange Agent") on or prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. This Notice of Guaranteed Delivery may be delivered or transmitted by telegram, facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. See "The Exchange Offer--Procedures for Tendering" in the Prospectus. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 1997 UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF EXISTING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


                               The Exchange Agent:

                       STATE STREET BANK AND TRUST COMPANY


              By Mail:                             By Facsimile:              By Hand Delivery or Overnight Courier:

State Street Bank and Trust Company       (For Eligible Institutions Only)     State Street Bank and Trust Company
Corporate Trust Department                                                     Corporate Trust Department
P.O. Box 778                                       (617) 664-5232              4th Floor
Boston, MA 02102-0078                                                          Two International Place
Attention: Sandra Szczsponik                   Confirm by Telephone:           Boston, MA  02110
                                                                               Attention: Sandra Szczsponik
                                                   (617) 664-5314

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instruments thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Signature(s) of Owner(s) or                  Name(s) of Holder(s):
Authorized Signatory:

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Principal Amount of Existing Notes Tendered:*               Address:

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Certificate No(s). of Existing Notes
(if available):                              Area Code and Telephone No.:

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                                              If Existing Notes
----------------------------------            will be delivered by book-entry
                                              transfer at The Depository
----------------------------------            Trust Company, insert
Date:                                         Depository Account No.:

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This Notice of Guaranteed Delivery must be signed by the holder(s) of Existing Notes exactly as its (their) name(s) appear on certificates for Private Notes or on a security position listing as the owner of Existing Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):   ------------------------------------------------------

           ------------------------------------------------------

Capacity:  ------------------------------------------------------

Address(es)------------------------------------------------------

Do not send Existing Notes with this form. Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.


                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby (a) represents that each holder of Existing Notes on whose behalf this tender is being made "own(s)" the Existing Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Existing Notes complies with such Rule 14e-4, and
(c) guarantees that, within five New York Stock Exchange trading days after the Expiration Date, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Existing Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

     The undersigned acknowledges that it must deliver the Letter of Transmittal and Existing Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:
               --------------------------    ----------------------------------
                                             Authorized Signature

                                             Name:
                                                  -----------------------------
Address:                                     Title:
                                                  -----------------------------
Area Code and Telephone No.:                 Date:
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